Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 25, 2004, with respect to the consolidated financial statements, condensed consolidating financial information and schedule of ConocoPhillips included in the Annual Report (Form 10-K) for the year ended December 31, 2003, in the following registration statements and related prospectus.

ConocoPhillips Form S-3      File No. 333-101187

ConocoPhillips Form S-8      File No. 333-98681

/s/ Ernst & Young LLP

Ernst & Young LLP

Houston, Texas
February 25, 2004